AGREEMENT


     This Agreement is made and entered into as of this 10th day of May, 1995 (the "Effective Date") by and between TOP SOURCE TECHNOLOGIES, INC., a Delaware corporation (a successor by merger to Top Source, Inc., a Colorado corporation, "TOP SOURCE"), ADRENALINE, INC., a Delaware corporation ("ADRENALINE") and EDWARD VAN DUYNE ("VAN DUYNE").

                                   WITNESSETH

     WHEREAS,  Massachusetts   Institute   of  Technology   ("MIT")   previously
exclusively licensed to Top Source certain patents, patent applications and rights as to which Van Duyne, the founder and an employee of Adrenaline, is listed as an inventor (the "Initial Inventions"); and

     WHEREAS, Top Source, Adrenaline and Van Duyne are parties to a Consulting Agreement, dated September 7, 1990 (the "Consulting Agreement"), pursuant to which patent applications listing Van Duyne as inventor or co-inventor pursuant to United States patent laws may be filed by Top Source in various jurisdictions (the "Additional Inventions"); and

     WHEREAS, Top Source and Adrenaline are parties to a Royalty Agreement, dated September 7, 1990 (the "1990 Royalty Agreement"), providing for payments to Adrenaline in respect of the exploitation by Top Source of the Initial Inventions and the Additional Inventions; and

     WHEREAS, Top Source has agreed, pursuant to a Termination Agreement of even date herewith by and between MIT and Top Source (the "Termination Agreement"), to terminate its rights as the exclusive licensee of the Initial Inventions and to permit MIT to assign such exclusive rights to Adrenaline; and

     WHEREAS, MIT has agreed pursuant to a Patent License Agreement of even date herewith by and between MIT and Adrenaline (the "Patent Agreement") to assign the exclusive rights to the Initial Inventions to Adrenaline; and

     WHEREAS, Top Source, Adrenaline and Van Duyne now desire to redefine and restate their rights and obligations with respect to the Initial Inventions and the Additional Inventions;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein the parties hereto agree as follows:

     I.   CONSULTING AGREEMENT.

          A. GENERAL TERMINATION. Except as otherwise specifically set forth below, the Consulting Agreement, including but not limited to (a) the non-competition provisions set forth in Section 8 of the Consulting Agreement, (b) the restrictions on solicitation set forth in Section 9 of the Consulting Agreement, (c) any obligation that either Adrenaline or Van Duyne has or had to assign Project Proprietary Information (as defined below) or Project Inventions (as defined below) to Top Source under the Consulting Agreement, and (d) any provision of the Consulting Agreement which by its terms is stated to survive termination or expiration of the Consulting Agreement, is hereby terminated and of no further force or effect as of the date hereof.

          B. FEES AND EXPENSES OF ARTHUR D. LITTLE LABORATORIES, INC. Top Source's obligation to pay all the fees and expenses of Arthur D. Little Laboratories, Inc. ("ADL") for all services rendered prior to the date hereof in connection with the Consulting Agreement and to indemnify Adrenaline and Van Duyne from and against all such fees and expenses and any other claim or liability to ADL shall survive the termination of the Consulting Agreement provided for in Section I.A above.

          C. CLAIMS RELATED TO INDEPENDENT CONTRACTOR STATUS. Adrenaline and Van Duyne's obligation to hold Top Source harmless from any claims, losses and liabilities related to the payment of all federal, state and local income taxes, employment and disability insurance, Social Security and other similar taxes with respect to any compensation provided by Top Source to Adrenaline, Van Duyne and any other person employed or retained by Adrenaline under the Consulting Agreement shall survive the termination of the Consulting Agreement provided for in Section I.A above.

          D. NONDISCLOSURE OBLIGATION. The Nondisclosure provisions set forth in Subsections 5(A) and 5(B) of the Consulting Agreement shall survive the termination of the Consulting Agreement provided for in Section I.A above; provided, however, that the second sentence in Subsection 5(A) shall be deleted in its entirety and, without limiting the generality of the foregoing deletion, the definition of Proprietary Information set forth in Section 5(A) of the Consulting Agreement shall be deemed to exclude both Project Proprietary Information and Project Inventions; provided, further, that the obligations of Adrenaline and Van Duyne contained in such subsection 5(B) of the Consulting Agreement shall terminate five (5) years from the date hereof.

          E.   ASSIGNMENT OF PROPRIETARY INFORMATION.

          1. Top Source hereby assigns to Adrenaline all of its right, title and interest in and to all Project Proprietary Information and Project Inventions including, without limitation, all Project Proprietary Information and Project Inventions previously assigned to it under the terms of the Consulting Agreement by either Adrenaline or Van Duyne, regardless of whether Adrenaline and Van Duyne were or are in compliance with all of the terms of
Section 6 of the Consulting Agreement and regardless of whether such Project Proprietary Information or Project Inventions would be considered work for hire under the terms of the Consulting Agreement or applicable law.

          2. Top Source agrees that, upon request of Adrenaline, it will execute and deliver any and all documents or instruments and take any other action which Adrenaline shall deem necessary to assign to and vest in
Adrenaline, to perfect copyright and patent protection with respect to, or to protect Adrenaline's interest in, all of its rights and interests in and to such Project Proprietary Information and Project Inventions. Adrenaline agrees to pay the copyright and patent fees and other out of pocket expenses incurred by Top Source for any assistance rendered to Adrenaline pursuant to the foregoing.

          4. For purposes of this Agreement the following terms shall have the meanings set forth below:

          "Project Inventions" shall mean all inventions, discoveries, know-how, technical information, improvements and other information relating to any aspect of ignition and engine control systems which during the term of, prior to the execution of or within one year after termination of, the Consulting Agreement are made, conceived (whether or not reduced to practice) or become known to Adrenaline or Van Duyne, to the extent not assigned to MIT and licensed to Top Source pursuant to the License Agreement, dated September 7, 1990, by and between Top Source and MIT, covering U.S. Patent Application Number 542,445, "Variable Air/Fuel Ratio Engine Control System with Closed Loop Control around Maximum Efficiency and Combination of Otto-Throttling", and related technology (the "MIT License Agreement").

          "Project Proprietary Information" shall mean all results of the Services (as defined in the Consulting Agreement) and the Project (as defined in the Consulting Agreement), including without limitation any and all information developed by either Adrenaline or Van Duyne in performance of the Services.

          F. INDEMNIFICATION. Top Source's obligation to indemnify Van Duyne, Adrenaline and its directors, officers, employees, consultants and agents and their respective successors, heirs and assigns (the "Indemnitees") as set forth in Section 11 of the Consulting Agreement shall survive the termination of the Consulting Agreement provided for in Section I.A above; provided, however, that it is understood and agreed that such indemnification shall be limited to product liability claims, suits, actions, demands or judgements arising out of the actions specified in Section 11 of the Consulting Agreement to the extent that such actions were or are taken by Top Source or by a licensee, affiliate or agent of Top Source.

     II.  1990 ROYALTY AGREEMENT.

          A. GENERAL TERMINATION. Except as otherwise specifically set forth below, the 1990 Royalty Agreement, including but not limited to any provision thereof which by its terms is stated to survive termination or expiration of the Royalty Agreement, is hereby terminated and of no further force or effect as of the date hereof.

          B. NONDISCLOSURE OBLIGATION. The Nondisclosure provisions set forth in Subsections 6.1 and 6.2 of the 1990 Royalty Agreement shall survive the termination of the Royalty Agreement provided for in Section II.A above; provided, however, that the second sentence of Subsection 6.1 shall be deleted in its entirety and, without limiting the generality of the foregoing deletion, the definition of Proprietary Information set forth in Subsection 6.1 of the Royalty Agreement shall be deemed to exclude Project Proprietary Information (as defined in Section I.E.4 above), Project Inventions (as defined in Section I.E.4 above), Patent Rights (as defined in the 1990 Royalty Agreement) and Inventions (as defined in the 1990 Royalty Agreement); provided, further, that the obligations of Adrenaline contained in such Subsection 6.2 of the Royalty Agreement shall terminate five (5) years after the date hereof.

     III.  1995 ROYALTY AGREEMENT.

          A. DEFINITIONS: For the purposes of this Agreement, the following words and phrases shall have the following meanings:

          1.   "Patent Rights" shall mean the following patents:

               a.   M.I.T. Case No. 5217
                    U.S.P.N. 5,107,815
                    U.S.P.N. 5,067,460
                    "Variable Air/Fuel Ratio Engine Control System with Closed Loop Control around Maximum Efficiency and Combination of Otto-Diesel Throttling" by Edward A. Van Duyne

               b.   M.I.T. Case No. 5500
                    U.S.P.N. 5,197,448
                    "Dual Energy Ignition System" by  Paul J. Porreca and Edward
                    A. Van Duyne

               c.   M.I.T. Case No. 5732
                    U.S.P.N. 5,323,748
                    "Adaptive Control System for Increasing Engine Efficiencies and Reducing Emissions" by Douglas Foster and Edward A. Van Duyne

          4. "Licensed Process" shall mean any process, whether mathematical or otherwise, which is covered by an issued, unexpired claim or a pending claim contained in the Patent Rights.

          5.   "Licensed Product" shall mean any product or part thereof which:

               (a) is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Patent Rights in the country in which any Licensed Product is made, used or sold; or

               (b) is manufactured by using a process which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Patent Rights in the country in which any Licensed Process is used or in which such product or part thereof is used or sold.

          6. "Net Sales" shall mean Adrenaline's actual gross receipts from sales of Licensed Products and Licensed Processes produced hereunder less the sum of the following:

               (a)  discounts allowed in amounts customary in the trade;

               (b) sales, tariff duties and/or use taxes to the extent actually paid by Adrenaline and any other governmental charges imposed upon the production, importation, use or sale of such Licensed Products and Licensed Processes to the extent actually paid by Adrenaline.

               (c) outbound transportation prepaid or allowed to the extent actually paid by Adrenaline, including insurance;

               (d)  amounts allowed or credited or returns;

               (e) sales of Licensed Products or Licensed Processes intended for use as demonstration models; and

               (f) commissions paid by Adrenaline to individuals, whether they be with independent sales agencies or regularly employed by Adrenaline, and cost of collections to the extent actually paid by Adrenaline.

          7.   "Territory" shall mean worldwide.

          B.   ROYALTIES.

          1.  Adrenaline shall pay royalties to Top Source as follows:

               (a)  Until  such time  as Top  Source  has received  an aggregate royalty payment of $400,000 from Adrenaline under this Agreement, Adrenaline shall pay Top Source an annual royalty in an amount equal to the greater of (i) $50,000 or (ii) the product of (X) seventy percent (70%) of any royalty revenues actually received by Adrenaline from sublicensing of the Patent Rights plus (Y) three percent (3%) of Net Sales of the Licensed Products or Licensed Processes sold by Adrenaline; provided, that if at any time the amount derived by subtracting (X) the aggregate payments received by Top Source under this Section III.B.1(a) from (Y) $400,000 (the "Minimum Royalty") is less than $50,000, then the royalty payment that Top Source shall receive for such year shall be in an amount equal to the amount of the Minimum Royalty. Adrenaline shall be responsible for all costs associated with prosecuting or defending the Patent Rights.

               (b) For each year occurring after the year in which the aggregate amount of Top Source's royalty payments received under Section III.B.1(a) above first equals or exceeds $400,000, Adrenaline shall pay Top Source an annual royalty payment equal to the product of (i) twenty-five percent (25%) of any royalty revenues actually received by Adrenaline from the sublicensing of the Patent Rights plus (ii) two percent (2%) of Net Sales of the Licensed Products or Licensed Processes sold by Adrenaline.

               (c) No multiple royalties shall be payable because any Licensed Product, its manufacture, use, lease or sale are or shall be covered by more than one patent application or Letters Patent covered by the Patent Rights.

               (d) Royalty payments for each calendar year shall be due and payable 60 days after December 31st of each year, beginning December 31, 1996.

               (e) Royalty payments shall be paid in United States dollars in Palm Beach Gardens, Florida or at such other place Top Source may reasonably designate consistent with the laws and regulations controlling in any foreign country. If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made by using the exchange rate prevailing at the Chase Manhattan Bank, N.A. on the last business day of the calendar quarterly reporting period to which such royalty payments relate. If the governmental regulations prevent remittances from a foreign country with respect to sales made in that country, Adrenaline's obligation to pay royalties on sales in that country shall be suspended until such remittances are possible; provided, however, that if Adrenaline is paid interest on such funds during the time Adrenaline's obligation to pay is suspended, Adrenaline shall, upon receipt of such interest, pay to Top Source either (i) if the payment relates to a royalty payment that was to be made to Top Source under
Section III.B.1(a) above, (X) seventy percent (70%) of such interest if the payment related to sublicensing of the Patent Rights or (Y) three percent (3%) of such interest if the payment related to sales of the Licensed Products or Licensed Processes, or (ii) if the payment relates to a royalty payment that was to be made to Top Source under Section III.B.1(b) above, (X) 25% of such interest if the payment related to sublicensing of the Patent Rights or (Y) two percent (2%) of such interest if the payment related to sales of the Licensed Products or Licensed Processes.

               (f) At any time during the term of this Agreement, if Adrenaline shall receive any written notice or claim or shall otherwise reasonably conclude that the manufacture or sale of any Licensed Product or use of any Licensed Process constitutes or results in infringement of an adversely held patent or if an action shall be commenced against Adrenaline for infringement of an adversely held patent for the manufacture or sale of any Licensed Product or use of any Licensed Process, then Adrenaline may negotiate with the owner of said adversely held patent for a license on terms as Adrenaline deems appropriate. Should Adrenaline settle such matter by taking a license or otherwise, the earned royalties otherwise payable pursuant to this Article III shall be reduced by the same amount that earned royalties are paid under said adversely held patent; provided, that such reduction shall be limited to the amount by which the earned royalties paid under said adversely held patent exceed the amounts Adrenaline is permitted to deduct from royalties payable to MIT. Anything to the contrary herein notwithstanding, Adrenaline shall have the right to deduct from any royalties otherwise payable to Top Source in respect of any ignition system which is covered by an Invention, any costs or expenses, including, without limitation, royalties or license fees payable to Combustion Electromagnetics, Incorporated or its assignees or licensees, incurred by Adrenaline as a result of any claim that Van Duyne, Adrenaline or its employees or consultants have improperly used or disclosed technology or other information.

               (g) In the event that any claim or claims of any patent issued pursuant to the Patent Rights is held invalid in any country by a final decision of a court of competent jurisdiction, then Adrenaline shall have no further obligation to pay any royalties hereunder with respect to any Licensed Product or Licensed Process sold in such countries covered by such decision, unless such Licensed Product or Licensed Process is covered in such jurisdiction by a pending claim under the Patent Rights or an unexpired claim under any patent issued under the Patent Rights which has not been held invalid in such jurisdiction.

               (h) In the event Adrenaline becomes a party to a legal dispute with respect to the validity of any Patent Rights, all royalty payments with respect to any Licensed Product or Licensed Process covered by such Patent Rights shall be suspended until such time as the courts have made a definitive judgment. If the court holds such patent valid, then Adrenaline will pay all royalties earned during the litigation and will resume making its timely payments thereafter. If the patent is held invalid or judged to be infringing on patents held by third parties, then Adrenaline shall make adjustments to its royalty payments pursuant to Section III.B.1(f) or Section III.B.1(g) above, as the case may be.

               (i) Royalties shall be due and owing in any country of the Territory solely for the life of any patent in that country. Upon the expiration of such patent in such country due to the passage of time or otherwise (X) Adrenaline shall no longer have any obligation to pay Top Source a royalty payment based upon such patent and (Y) Adrenaline shall have the right to continue the manufacture and sale of such Licensed Produce or Licensed Process in such country with no further payment to Top Source. No Royalty Payments shall be due after the termination of this Agreement.

               (j) In the event that (a) the Patent Rights are sublicensed by Adrenaline in combination with additional rights that Adrenaline has under other patents (the "Combined License"), or (b) Adrenaline sells a Licensed Product or Licensed Process that is only covered in part by the Patent Rights or is manufactured using a process which is only covered in part by the Patent Rights (the "Combined Product"), then the parties acknowledge and agree that, subject to the terms of this Agreement, the royalty payments specified in subsections B.1(a) and (b) shall be based upon the amount of royalty revenues or Net Sales, as applicable, actually received by Adrenaline for the whole Combined License or Combined Product.

          C.   RECORDS.

          1. Adrenaline shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to Top Source hereunder. Such books of account shall be kept at Adrenaline's principal place of business or the principal place of business of the appropriate division of Adrenaline to which this Agreement relates. Such books and the supporting data shall be open, at all reasonable times and upon reasonable notice during the term of this Agreement and for one (1) year after its termination, to the inspection of Top Source or its agents for the purpose of verifying Adrenaline's royalty statement or compliance in other respects with this Agreement; provided, however, that such examination shall not take place more often than once each year and shall not cover such records for more than the preceding three (3) years; and provided further that Top Source and its agents shall hold in confidence any information obtained from such examination except to the extent of verifying the correctness of Adrenaline's royalty statements and payments, and Top Source shall not disclose to any third party, except as shall be required by law or permitted by this Agreement, the amount of royalty payments or sales or any other information provided by Adrenaline to Top Source in the reports.

          2. Adrenaline, within sixty (60) days after December 31 of each year beginning on December 31, 1996, shall deliver to Top Source true and accurate reports, giving such particulars of the business conducted by Adrenaline during the preceding twelve-month period under this Agreement as shall be pertinent to a royalty accounting hereunder.

          3. With each such report submitted, Adrenaline shall pay to Top Source the royalties due and payable under this Agreement for such prior twelve-month period. If no royalties shall be due, Adrenaline shall so report.

          4. The royalty payments set forth in this Agreement shall, if overdue, bear interest until payment at a per annum rate two percent (2%) above the prime rate in effect at the Chase Manhattan Bank, N.A. on the due date. The payment of such interest shall not foreclose Top Source from exercising any other rights it may have as a consequence of the lateness of any payment.

          5. Any tax levied upon Top Source which is paid or required to be withheld by Adrenaline on account of royalties payable to Top Source under this Agreement shall be deducted from the amount of royalties otherwise due.
Adrenaline shall secure and return to Top Source proof of any such taxes withheld and paid by Adrenaline for the benefit of Top Source.

     IV. NON-COMPETITION. During the term of this Agreement and for a period of two years thereafter, Top Source shall not, without the prior written consent of Adrenaline, directly or indirectly become associated with, render services to, invest in, represent, advice or otherwise participate as an officer, director, stockholder, employee, partner, agent of or a consultant for, any business that is competitive with any aspect of the ignition and engine control system to be developed by Adrenaline or with any of the Licensed Products, Licensed Processes or the Patent Rights, except that beneficial ownership of no more than 5% of the stock of any corporation shall not be deemed of itself to be a violation of this provision. If any restriction set forth in this Article IV is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic areas to which it may be enforceable.

     V. NON-SOLICITATION. During the term of this Agreement and for a period of one year thereafter, Top Source shall not recruit or otherwise solicit, entice or induce any employees of Adrenaline or any of its subsidiaries or affiliates to terminate their employment with, or otherwise cease their relationships with Adrenaline or any of its subsidiaries or affiliates, in order to engage in any activity or any business, firm, corporation or any other entity that conduct research with respect to, develops, produces or manufactures any products or techniques or provides services similar to those developed, produced, manufactured or provided by the Company.

     VI.  NONDISCLOSURE.

          A. Top Source agrees that it will not at any time, either during or after the term of this Agreement, without the prior written consent of the President or the Board of Directors of Adrenaline, divulge or disclose to anyone, other than employees of Top Source on a need to know basis, any Adrenaline Proprietary Information (as defined below) and will in no event disclose, appropriate, use or attempt to use any such Adrenaline Proprietary Information for its own benefit, or the benefit of any third party, or in any manner which may injure or cause loss or may be calculated to injure or cause loss to Adrenaline.

          B. Top Source shall not disclose or permit access to Adrenaline Proprietary Information by any employee of Top Source unless such disclosure is necessary to determine Adrenaline's compliance with the terms of this Agreement and unless such person has executed a confidentiality agreement concerning the Adrenaline Proprietary Information in a form satisfactory to Adrenaline

          C. For purposes of this Article VI, the term "Adrenaline Proprietary Information" shall mean all knowledge and information which Top Source has acquired in the past or may acquire as a result of, or related to, its relationship with Adrenaline concerning Adrenaline's current and proposed business, including without limitation, finances, operations, strategic planing, research and development, activities, products, prototypes, software programs, designs, systems, improvements, applications, processes, trade secrets, services, cost and pricing policies, technical information, information relating to formulae, diagrams, schematics, notes, data, memoranda, know-how, techniques, inventions, and purchasing, merchandising and selling strategies. Without limiting the generality of the foregoing, Adrenaline Proprietary Information shall include the Project Proprietary Information, the Project Inventions, the Patent Rights. Notwithstanding the foregoing, Adrenaline Proprietary Information shall not include information which is or becomes publicly available (except as may be disclosed by Top Source in violation of this Agreement) or is obtained by Top Source from a third party which has a right to disclose such information without an obligation of confidentiality.

     VII. TERMINATION.

          A.   Adrenaline  shall  be  entitled   to  terminate  the  rights  and
obligations under Article III of this Agreement for breach by Top Source of the terms herein upon 30 days' notice if such breach is then continuing.

          B. Adrenaline shall have the right to terminate the rights and obligations under Article III of this Agreement as to Patent Rights upon notice to Top Source if the license to Adrenaline from MIT under the Patent Agreement is terminated or if the Termination Agreement is terminated.

          C. The rights and obligations set forth in Article III of this Agreement shall automatically terminate upon the expiration of all of the Patent Rights due to the passage of time or otherwise and the rights and obligations set forth in Article III of this Agreement with respect to any particular Patent Right shall automatically terminate upon the expiration of such Patent Right due to the passage of time or otherwise.

          D. Upon termination of the rights and obligations under Article III of this Agreement for any reason, nothing herein contained shall be deemed to release either party from any obligation that matures prior to the effective date of such termination.

          E. Top Source shall have no rights under this Agreement arising from any business decision Adrenaline has made, will make or does not make concerning the commercialization or marketing of any Licensed Product or Licensed Process, including without limitation, the sale, price, marketing or promotion thereof.

     VIII. SURVIVAL. The obligations contained in Sections I.B, I.C, I.D, I.E, I.F, II.B, Article IV, Article, V, Article VI and Article IX, this Article VIII and any other provisions which by their nature survive termination shall survive the termination or expiration of this Agreement as continuing agreements of the parties hereto.

     IX. RELEASE. Top Source, for itself and its successors, agents, legal representatives and assigns (hereinafter collectively referred to as the "Releasors") hereby release and forever discharge Adrenaline and Van Duyne, their respective heirs, executors, administrators, affiliates, agents, legal representatives, successors and assigns (hereinafter collectively referred to as the "Releasees") from any and all obligations, liabilities, claims, sums of money, demands, accounts, agreements, judgements, debts, damages, actions, causes of action, suits, proceedings controversies, bills, covenants, contracts and promises of any kind and nature whatsoever, known or unknown, in law or equity, which against the Releasees, Releasors ever had, may have or hereafter can, shall or may have, upon, or by any reason of any matter, cause or thing whatsoever arising out of or in any manner connected with the 1990 Royalty Agreement or the Consulting Agreement, except for those obligations of
Adrenaline and Van Duyne under such 1990 Royalty Agreement and Consulting Agreement which by virtue of this Agreement are deemed to specifically survive such termination as such obligations are modified by this Agreement.

     X. THIRD PARTY BENEFICIARY. Top Source hereby acknowledges and agrees that Adrenaline is a third party beneficiary of the terms of the Termination Agreement and that the termination of or the inability to enforce the Termination Agreement would have a materially adverse effect on Adrenaline's business and on any benefits it might receive hereunder. Top Source further agrees that, in consideration of the terms of this Agreement and of Adrenaline's status as a third party beneficiary of the Termination Agreement, (a) Top Source will not terminate or modify the Termination Agreement without the prior written consent of Adrenaline, (b) Top Source will not seek to have the Termination Agreement declared unenforceable or to otherwise negate the terms thereof, and
(c) Adrenaline has the right to enforce compliance with the terms of the Termination Agreement against Top Source as if Adrenaline were a party thereto. Top Source further agrees that if the Termination Agreement is terminated, declared unenforceable or if the terms thereof are otherwise negated, then Top Source will use its best efforts to ensure that (i) another Termination Agreement or similar agreement is entered into between Top Source and MIT, (ii) that Adrenaline has a continuing license to the Patent Rights and (iii) that Adrenaline does not incur any additional expenses or costs as a result of such termination, unenforceability or negation.

     XI.  MISCELLANEOUS.

          A. SEVERABILITY. The invalidity or unenforceability of an provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement will be severable and enforceable to the extent permitted by law.

          B. BINDING EFFECT. This Agreement is binding upon and shall inure to the benefit of Adrenaline, Van Duyne and Top Source and their respective heirs, executors, administrators, legal representatives, successors and assigns.

          C. NOTICE. All notices required or permitted hereunder must be in writing and are deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party to this Agreement at the address shown beneath such party's signature to this Agreement, or at such other address as
one party will designate to the other in accordance with this Section XI   .C.

          D. PRONOUNS. Whenever the context may require, any pronouns used in this Agreement are deemed to include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns are deemed to include the plural, and vice versa.

          E.   ENTIRE  AGREEMENT.     This  Agreement  constitutes   the  entire
agreement  between  the  parties,  and  supersedes   all  prior  agreements  and
understandings, relating to the subject matter of this Agreement.

          F. AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by all of the parties hereto.

          G.   COUNTERPARTS.  This  Agreement  may   be  executed  in  duplicate
counterparts, which, when taken together, shall constitute one instrument and each of which shall be deemed an original instrument.

          H.   GOVERNING LAW.   This Agreement  is to be  construed, interpreted
and enforced in accordance with the laws of The Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                   TOP SOURCE, INC.


                                   By: /s/ Stuart Landow

                                       Stuart Landow/CEO
                         (Print Name and Title)


                                   ADRENALINE, INC.


                                   By:  /s/ Ed Van Duyne

                                       Ed Van Duyne/President
                                        (Print Name and Title)




                                   ______________________________
                                   Edward Van Duyne
cavanaugh\30001.100\restate.7